EXHIBIT 99.1

Novagen Ingenium Inc. NOVZ – OTC-Markets

FOR IMMEDIATE RELEASE

Contact; Micheal Nugent

Tel; +61 438158688

Cell; 310 994 7988

Email; mnugent@novageningenium.com

NOVAGEN INGENIUM CHAIRMAN RETIRES

Oro Valley, Arizona, Novagen Ingenium Inc. (OTC-Markets: NOVZ) today announced the retirement of Dr. Jon N Leonard PhD, as a director and Chairman of the Board of Directors.

Dr. Leonard has held appointments of Chief Scientist, Hughes Aircraft Strategic Systems Division, and director of counterterrorism technology at the Raytheon Missile Company. Dr. Leonard is currently CEO of listed company, Tautachrome, Inc. (Ticker TTCM).

“It was not only a pleasure to work with Dr Leonard as Chairman, it was also a great experience. Novagen is working in disruptive and high level technology advances in geometric engine configuration and Dr Leonards tenure advanced our platform” said Micheal Nugent, CEO “Further, Dr. Leonard’s tenure as Chairman brought a new era to the company which placed the company firmly moving forward.”

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About Novagen Ingenium Inc.

Novagen Ingenium, Inc. (OTC-Markets: NOVZ) is engaged in the development and commercialization of low carbon emission engines and precision engineering services to create technologies that improve efficiency and reduce levels of greenhouse emissions.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Novagen’s reports filed with the Securities and Exchange Commission. Novagen undertakes no duty to update these forward-looking statements.